Exhibit 10.23.1#

AMENDMENT NO. 1
TO THE
EMPLOYMENT AGREEMENT
BETWEEN
MICHAEL W. STRAMBI AND TELENAV, INC.

THIS AMENDMENT NO. 1 (“Amendment”), effective as of March 28, 2012 (“Amendment Effective Date”) supplements and amends the terms of the Employment Agreement, dated March 28, 2012 (“Agreement”), by and between Michael W. Strambi (“Executive”) and Telenav, Inc. (the “Company”). Capitalized terms not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, the parties wish to correct an inadvertent omission in the Agreement.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, the parties agree as follows:

1.
At the end of Section 8(a)(i), after “(as in effect immediately prior to Executive’s termination)”, add “, and (B) a lump-sum pro-rated amount of Executive’s bonus for the year in which the termination occurs (adjusted as appropriate based on the extent to which any applicable performance objectives have then been achieved and the relative weightings thereof, each as determined in the sole and absolute discretion of the Board or Committee acting in good faith)”.

Except as modified and amended by this Amendment, the terms of the Agreement are ratified and confirmed by the parties hereto. This Amendment is incorporated into and made a part of the Agreement by the parties.

IN WITNESS WHEREOF, the parties have executed this Amendment by their authorized representatives as of the Amendment Effective Date.

MICHAEL W. STRAMBI By: /s/ Michael W. Strambi (Signature) Name: Michael W. Strambi (Printed Name) Title: Chief Financial Officer Date: 12/20/13	TELENAV, INC. By: /s/ Loren E. Hillberg (Signature) Name: Loren E. Hillberg (Printed Name) Title: General Counsel Date: 12/20/13

09/24/13